Exhibit (d)(1)(xiii)

AMENDMENT NO. 6

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 6 to the Amended and Restated Investment Management Agreement (“Amendment No. 6”), dated as of October 25, 2004, between EQ Advisors Trust, a Delaware business trust the (“Trust”) and The Equitable Life Assurance Society of the United States, a New York stock life insurance company (“Equitable” or “Manager”).

The Trust and Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 (“Agreement”) and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001, Amendment No. 3 dated as of November 22, 2002 and Amendment No. 4 dated as of May 2, 2003 and Amendment No. 5 dated as of July 8, 2004 (collectively, the “Amendments”), as follows:

1.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

2.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

/s/ Kenneth T. Kozlowski	/s/ Steven M. Joenk
Kenneth T. Kozlowski Chief Financial Officer	Steven M. Joenk Senior Vice President

APPENDIX A

AMENDMENT NO. 6

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Emerging Markets Equity Portfolio

EQ/Evergreen Omega Portfolio (fka Evergreen Portfolio)

EQ/Equity 500 Index Portfolio (fka Alliance Equity Index Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio (fka Warburg Pincus Small Co. Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio (fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio (fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio (fka EQ/Putnam International Equity Portfolio)

EQ/MFS Investors Trust Portfolio (fka MFS Growth with Income Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/Money Market Portfolio

EQ/Putnam Growth & Income Value Portfolio

EQ/Putnam Voyager Portfolio (fka EQ/Putnam Growth Investors Portfolio)

EQ/Small Company Index Portfolio (fka BT Small Company Index Portfolio)

EQ/Wells Fargo Montgomery Small Cap Portfolio

APPENDIX B

AMENDMENT NO. 6

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Premier Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/Putnam Growth & Income Value	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Putnam Voyager	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Montgomery Small Cap Portfolio	0.750%	0.700%	0.675%	0.650%	0.625%